Exhibit 99.1

USCF Funds Trust

United States 3x Oil Fund

Monthly Account Statement

For the Month Ended June 30, 2019

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(6,728,576)
Unrealized Gain (Loss) on Market Value of Futures	11,824,740
Dividend Income	6,339
Interest Income	13,360
ETF Transaction Fees	1,604
Total Income (Loss)	$5,117,467

Expenses
Sponsor Management Fees	$13,930
Brokerage Commissions	7,831
Total Expenses	$21,761
Net Income (Loss)	$5,095,706

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 6/1/19	$14,294,245
Additions (200,000 Shares)	4,009,873
Net Income (Loss)	5,095,706

Net Asset Value End of Month	$23,399,824
Net Asset Value Per Share (850,040 Shares)	$27.53

To the Shareholders of United States 3x Oil Fund:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, Sponsor of United States 3x Oil Fund

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596

USCF Funds Trust

United States 3x Short Oil Fund

Monthly Account Statement

For the Month Ended June 30, 2019

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$1,029,910
Unrealized Gain (Loss) on Market Value of Futures	(2,049,944)
Dividend Income	1,492
Interest Income	3,003
ETF Transaction Fees	287
Total Income (Loss)	$(1,015,252)

Expenses
Sponsor Management Fees	$2,930
Brokerage Commissions	2,644
Total Expenses	$5,574
Net Income (Loss)	$(1,020,826)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 6/1/19	$4,494,100
Withdrawals (100,000 Shares)	(716,943)
Net Income (Loss)	(1,020,826)

Net Asset Value End of Month	$2,756,331
Net Asset Value Per Share (550,040 Shares)	$5.01

To the Shareholders of United States 3x Short Oil Fund:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, Sponsor of United States 3x Short Oil Fund

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596

USCF Funds Trust

Monthly Account Statement

For the Month Ended June 30, 2019

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(5,698,666)
Unrealized Gain (Loss) on Market Value of Futures	9,774,796
Dividend Income	7,831
Interest Income	16,363
ETF Transaction Fees	1,891
Total Income (Loss)	$4,102,215

Expenses
Sponsor Management Fees	$16,860
Brokerage Commissions	10,475
Total Expenses	$27,335
Net Income (Loss)	$4,074,880

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 6/1/19	$18,788,345
Additions (200,000 Shares)	4,009,873
Withdrawals (100,000 Shares)	(716,943)
Net Income (Loss)	4,074,880

Net Asset Value End of Month	$26,156,155

To the Shareholders of USCF Funds Trust:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, Sponsor of USCF Funds Trust

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596